UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2008

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 27, 2008, AboveNet, Inc. (the “Company”) entered into an employment agreement with Joseph P. Ciavarella (the “Ciavarella Employment Agreement”) providing for the appointment of Mr. Ciavarella as the Company’s Senior Vice President and Chief Financial Officer.  Mr. Ciavarella, who has been serving as the Company’s acting Chief Financial Officer since March 4, 2008, was a financial consultant to the Company between February 2007 and the date of this appointment.

Mr. Ciavarella, 53, was an independent financial consultant between December 2006 and October 2008 and served as Vice President and Chief Financial Officer of Langer, Inc., a provider of custom orthotic devices, related orthopedic and skin care products, from February 2004 to November 2006.  From August 2002 to February 2004, Mr. Ciavarella was the Chief Financial Officer of New York Medical, Inc., a medical practice management company and, from 1998 through July 2002, he was Senior Vice President - Finance of Aviation Capital Group, an independent aircraft leasing and finance company that became a subsidiary of Pacific Life Insurance Company.

The following description of the Ciavarella Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ciavarella Employment Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Ciavarella Employment Agreement is for a term that ends on November 16, 2011, with automatic extensions for additional one-year periods unless cancelled by Mr. Ciavarella or the Company in writing at least 120 days prior to the end of the applicable term.  The Ciavarella Employment Agreement provides for an initial base salary of $315,000, a $50,000 signing bonus and a bonus of $100,000 payable upon the timely filing of the Company’s Annual Report of Form 10-K for the year ending December 31, 2008 and the achievement of certain financial organizational goals to be determined by the Company’s Chief Executive Officer.  The Company may increase (but not decrease) Mr. Ciavarella’s base salary during the term of employment.   Mr. Ciavarella will be entitled to an annual incentive cash bonus for 2009 and future periods covered by the Ciavarella Employment Agreement targeted at 35% of his base salary based on the Company’s achievement of specified performance goals to be set by the Compensation Committee.

Mr. Ciavarella will be entitled generally to the same benefits offered to the Company’s other executives.  The Ciavarella Employment Agreement also provides for the payment of severance and provision of other benefits in connection with certain termination events and includes confidentiality, non-compete and assignment of intellectual property covenants by Mr. Ciavarella.

The terms under which Mr. Ciavarella provided his consulting services to the Company were governed by a consulting agreement, dated as of February 15, 2007, between Mr. Ciavarella and AboveNet Communications, Inc. (the “Ciavarella Consulting

Agreement”).  The Ciavarella Consulting Agreement was terminated in connection with entering into the Ciavarella Employment Agreement.  The Ciavarella Consulting Agreement provided for the payment to Mr. Ciavarella for his consulting services at the rate of $150 per hour.   Mr. Ciavarella was also paid an additional $100,000 for certain services including the completion of the Company’s 2006 annual financial statements and $100,000 for services in connection with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the achievement of certain other milestones. During the period in which Mr. Ciavarella provided consulting services to the Company under the Ciavarella Consulting Agreement, Mr. Ciavarella earned an aggregate of $848,150 inclusive of such additional payments, but excluding the reimbursement of out-of-pocket expenses.  The foregoing description of the Ciavarella Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ciavarella Consulting Agreement included as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Grant of Restricted Stock Units

On October 27, 2008, the Company granted 35,000 restricted stock units to  Mr. Ciavarella under the Company’s 2008 Equity Incentive Plan.  Each unit represents the right to receive one share of Company common stock at a later date.  The shares underlying the restricted stock units vest as to (a) 10,500 shares on November 15, 2009, (b) 3,500 shares on November 15, 2010 and (c) 21,000 shares on November 15, 2011. The foregoing description of the restricted stock unit grant does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Unit Agreement between the Company and Mr. Ciavarella included as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of October 27, 2008, between AboveNet, Inc. and Joseph Ciavarella

10.2	Consulting Agreement, dated as of February 15, 2007, between AboveNet Communications, Inc. and Joseph Ciavarella

10.3	Stock Unit Agreement, dated as of October 27, 2008, between AboveNet, Inc. and Joseph Ciavarella

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2008
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of October 27, 2008, between AboveNet, Inc. and Joseph Ciavarella

10.2	Consulting Agreement, dated as of February 15, 2007, between AboveNet Communications, Inc. and Joseph Ciavarella

10.3	Stock Unit Agreement, dated as of October 27, 2008, between AboveNet, Inc. and Joseph Ciavarella